UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): Dec 10, 2007

KINGLAKE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1081

(Primary Standard Industrial Classification Code)

Applied For

(I.R.S. Employer Identification)

Suite 500-666 Burrard Street, Vancouver, BC,
V6C 3P6 Canada

(Address of principal executive offices, including zip code)

604-895-7412

(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Kinglake Resources, Inc., a Nevada corporation the registrant, in connection with the items set forth below.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

ITEM 8.01 Other Events.

The Registrant disclosed that it has executed and carried out a 3:1 forward stock split by way of a share dividend pursuant to NRS Section 78.215, which provides that the Board may issue a dividend of shares pro rata without consideration, and the Board may fix the dividend record date, without obtaining the approval of shareholders.  The share dividend shall take the form of a dividend of a new certificate which is equal to two times each existing shareholders’ shares owned.  After the share dividend is consummated, each shareholder will own three times as many shares as were owned before the share dividend was declared.  The shareholders will receive new shares without any action on their part (i.e., no surrender of currently held certificates).

Payment date will be December 10, 2007, and shares will be mailed on this date with out any action on the part of the shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kinglake Resources, Inc.

Date: December 10, 2007	By:	/s/ Jake Wei Jake Wei
President and a member of the Board of Directors